EXHIBIT 99.1
AMENDMENT TO THE BYLAWS OF

CITIZENS COMMUNITY BANCORP, INC.

Effective as of December 20, 2013, the Board of Directors of Citizens Community Bancorp, Inc. (the "Company") hereby amends ARTICLE I - STOCKHOLDERS, Section 1 - ANNUAL MEETING of the Bylaws of the Company and restates such Section in its entirety as follows:

"Section 1.  ANNUAL MEETING.

The annual meeting of the stockholders of Citizens Community Bancorp, Inc. (the "Corporation") shall be held each year at such place, on such date, and at such time during the 31-day period beginning on the 31st in January of each year as the Board of Directors shall fix, in their discretion, or at such other time and date as may be fixed by or under the authority of the Board of Directors and as designated in the notice thereof, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. The business to be transacted at the annual meeting shall include the election of directors, consideration of the report of the President, and any other business properly brought before the meeting in accordance with Corporation's Charter and Bylaws. The failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate act."